UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) January 3, 2006


                                  CytoDyn, Inc.
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             (Exact name of registrant as specified in its charter)


          Colorado                      000-49908                 75-3056237
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
 of incorporation)                                           Identification No.)


              227 E. Palace Ave, Suite M, Santa Fe, NM     87501
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              (Address of Principal Executive Offices)   (Zip Code)


                                 (505) 988-5520
                                 --------------
              (Registrant's telephone number, including area code)


               200 W. DeVargas Street, Suite 1, Santa Fe, NM 87501
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 1.01    Entry into a Definitive Agreement


On January 3, 2006 the company entered into a Financial Representative Agreement ("Agreement") with J.P Turner & Company LLC. Under the Agreement J.P Turner's investment banking division will find investors to complete an offering to raise an expected $1.0 to $1.5 million for the company. In return JP Turner will receive 10% commission in cash and warrants to purchase a number of the company's restricted common shares equal to 10% of the gross proceeds of the offering. The strike price of the warrants shall be the lesser of the closing bid price of the Company's stock on the day prior to the Closing or the price paid by the investors. The warrants vest immediately and may be exercised over five years. Warrants have customary anti-dilution provisions for stock dividends, splits, mergers and sale of substantially all of the assets. There is a cashless exercise provision. JP Turner holds 426,000 warrants to purchase the company's common stock from a previous private placement they completed for us in 2004. To date, 94,500 have been exercised.

The term of the agreement is for 1 year. All terms for the investment shall be satisfactory to the company. Please see attached Exhibit agreement.

Item 9.01.   Financial Statements and Exhibits.

         (c) Exhibits

               10.1 Financial Representative Agreement with J.P. Turner & Company, LLC dated January 3, 2006.

                                   SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        CytoDyn, Inc.


Date: January 3, 2006                   /s/ Allen D. Allen
                                        ----------------------------
                                        Allen D. Allen
                                        President